UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2017 (April 28, 2017)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2017, The Progressive Corporation (the “Company”) renewed its unsecured, discretionary line of credit (the “Line of Credit”) with PNC Bank, National Association (“PNC”). The Company previously maintained the Line of Credit in the principal amount of $100 million, but upon renewal, the Company increased the Line of Credit to a principal amount of $250 million. The prior line of credit, which was described on our Form 10-K dated March 1, 2017, had expired.

The Line of Credit is on substantially the same terms and conditions as the prior line of credit. Subject to the terms and conditions of the loan documents, advances under the Line of Credit (if any) will bear interest at a variable rate equal to the higher of PNC’s Prime Rate and the sum of the Federal Funds Open Rate plus 50 basis points. Each advance must be repaid on the 30th day after the date of the advance or, if earlier, April 30, 2018, the expiration date of the Line of Credit. Prepayments are permitted without penalty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2017

THE PROGRESSIVE CORPORATION

By: /s/ Jeffrey W. Basch
Name: Jeffrey W. Basch
Title: Vice President and
Chief Accounting Officer